Exhibit A

Form of
Confidentiality, Non-Compete, Non-Solicit and Intellectual Property Undertaking

(to be signed by Rick)

To: BluePhoenix USA Inc. and its affiliates (the "**Company**")

WHEREAS:

(A) In the course of my employment at the Company, pursuant to a the Offer Letter dated December 15, 2012 and the Addendum thereto executed on as of the date hereof (jointly- the "**Agreement**"), I have been providing and shall continue to provide the Company with services in the capacity of Vice President of Marketing of the Company (the "**Services**"); and

(B) I acknowledge that in the course of providing the Services to the Company, I have been, and will continue to be exposed to confidential information and that my services are of particular and special value to the Company.

(C) I confirm that as of the date of commencement of provision of Services to the Company under the Agreement (the "**Effective Date**"), I have acted in compliance with the terms and obligations which have been put into writing herein.

NOW THEREFORE I, the undersigned, Rick Oppedisano, US Passport number [__________], hereby declare and undertake the following:

I agree that the terms of this Confidentiality and Intellectual Property Undertaking (the "**Undertaking**") shall survive termination of the Agreement, and unless otherwise specifically provided hereunder, shall remain in full force and effect at all times thereafter.

For purposes of this Undertaking and more specifically, any undertaking of the undersigned towards the Company, use of the term 'Company' shall include any parent company, subsidiaries, affiliates of the Company and any related entities.

1. Confidential Information and Confidentiality

1.1 I am aware that I have had and continue to have access to confidential information. Accordingly, I understand and agree that all information received by me, directly or indirectly, incidental to the performance of the Services, and including the terms of the Agreement, shall be held in strictest confidence by me and that I shall not either directly or indirectly disclose or use, except in regard to the provision of the Services, any such information of any kind or character as may be disclosed or otherwise imparted to me or as may be developed during the course of the my provision of the Services to the Company, and that all such information shall be held in the strictest confidence for so long as said information is not in the public domain.

1.2 I hereby agree not to disclose any of said confidential information to any third party without first obtaining the prior written consent of the Company. If the Company gives me prior written consent to disclose said confidential information to any third party, I hereby agree to obtain written agreements from any such third party to whom I disclose such confidential information, similar in substance to this Undertaking, for the benefit of the Company.

1.3 I hereby agree that any person or entity to which such confidential information is disclosed shall be

advised that such information is confidential and shall be instructed not to disclose any of such information to any third party or to any non-authorized employee.

1.4 The foregoing obligation of confidentiality shall not apply to that information which is or hereafter becomes part of the public domain through no fault of mine, that information which I can document and which is already possessed by me, or that information which hereafter is lawfully disclosed to me by a third party not under an obligation of confidentiality to the Company with respect to the disclosed information.

1.5 I hereby acknowledge that certain information received hereunder may be material nonpublic information and agree not to trade in any securities of the Company based on any such information.

1.6 I further agree that all files, records, documents, drawings, specifications, or other written material, equipment, devices, and all other items relating to the business of the Company, whether prepared by me or with my assistance or otherwise coming into my possession, control or knowledge, are and shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances except in furtherance of the business of the Company. Upon the date on which I shall cease to provide the Services to the Company for any reason, I shall deliver promptly to the Company all of the foregoing which are in its possession or under its control.

2. Intellectual Property

2.1 For as long as I continue providing the Services to the Company under the Agreement, I shall promptly disclose in writing to the Company all Intellectual Property (as defined below), that I may create, conceive, develop or discover, alone or with others, which is created in the course of or in consequence of the provision of the Services and which relates to the Company's business or results from the use of the Company's equipment, supplies, facilities, or Confidential Information (**"Employee Created IP"**).

2.2 For the purposes of this Undertaking **"Intellectual Property"** shall mean all intellectual property rights, whether or not patentable, including without limitation rights in algorithms, binary code, brands, business methods, computer programs, computer software, concepts, confidential information, firmware, composition of matter or materials, certification marks, collective marks, copyright, data, databases, designs, derivative works, discoveries, documents, file layouts, formulae, goodwill, idea, improvements, industrial design, information, innovations, inventions, Service Inventions (as defined in Section 132 of the Israel Patent Law, 1967 (the **"Patent Law"**)), integrated circuits, know-how, logos, manufacturing information, mask works, materials, methods, moral rights, object code, original works of authorship, patents, patent applications, patent rights, included but not limited to any and all continuations, divisions, reissues, re-examinations or extensions, plans, processes, proprietary technology, reputation, research results, research records, semiconductor chips, service marks, software, source code, specifications, systems, techniques, trade secrets, trademarks, trade names, trade styles, and technical information, and any rights analogous to the foregoing anywhere in the world.

2.3 To the extent that I may have any rights in the Employee Created IP, which do not vest upon creation in the Company, I undertake to assign and do hereby assign to the Company, its successors, legal representatives and assigns, all right, title and interest, if any and to the extent that I may have such right, title and interest, in, to and under the Employee Created IP, including all rights, powers, privileges and immunities arising thereunder or conferred thereby, and all applications for intellectual or industrial property that may hereinafter be filed for the Employee Created IP in any jurisdiction, and all divisions, renewals and continuations thereof, and all registrations that may be granted thereon and all extensions and reissues thereof, together with any and all rights of priority relating to the Employee Created IP and any registrations that may be granted thereon, expressly including the right to sue for past infringement.

2.4 I hereby undertake to assist the Company, both during the term of my provision of Services under the Agreement and at all times thereafter, in all ways, including giving evidence and executing any documents deemed helpful or necessary by the Company, to establish, perfect, and register worldwide, at the Company's expense, Employee Created IP. I will not do anything to impair or to be in conflict with the Employee Created IP and I will cooperate fully to protect the Employee Created IP against any misuse, misappropriation or infringement. I hereby acknowledge the Company's full and exclusive ownership in all of the Employee Created IP.

2.5 I hereby confirm that all rights in the Employee Created IP, and any and all rights, interests and title therein, shall be the exclusive property of the Company and I shall not be entitled to, and I hereby waive now and in the future, any claim to any right, moral rights, compensation or reward, including any right for royalties in Service Inventions in accordance with the Patent Law, that I may have in connection therewith. This clause constitutes an express waiver of any rights I may have under Section 134 of the Patent Law.

2.6 I hereby irrevocably appoint the Company and its duly authorized officers and agents to be my agents and attorney in fact to act for me and on my behalf and in my stead and to do any action and make any legal disposition in respect of the Employee Created IP, including without limitation, to execute and file any documents, and generally do everything possible to ensure that the Company, its successors, legal representatives and assigns, obtain and enforce proper protection for the Employee Created IP in all jurisdictions, all the foregoing with the same legal force and effect as if executed by me.

3. **Non-Competition and Non-Solicitation**

During the term of the Agreement and for a period of 12 months following its termination with cause or resignation, I shall not:

3.1 directly or indirectly, in any capacity whatsoever, whether independently or as a shareholder, an employee, consultant, an officer or any managerial capacity, carry on, set up, own, manage, control or operate, be employed, engaged or interested in a business, anywhere in the world, which competes with, or proposes to compete with the Company or any of its affiliates (the "**Group**"), including, without limitation, in any activity in the field of legacy modernization solutions;

3.2 directly or indirectly, in any way (i) offer, solicit or attempt to solicit for employment or other engagement, or otherwise contract or seek to contract the services of, any individual who is, at the effective date of termination of the Agreement, employed or engaged (whether directly or indirectly) by any member of the Group or induce or entice or attempt to induce or entice such individual to leave such employment or other engagement or otherwise interfere in his or her relationship with any member of the Group.

I acknowledge that his obligations under this Section are reasonable, in light of knowledge it will gain of the confidential information, as detailed above, and that the consideration it receives hereunder is paid, inter alia, as consideration for its undertaking under this Section 3.

4. **No Conflicting Obligations**

I will not, at any time during the term of my provision of Services under the Agreement, use or disclose any trade secrets or proprietary or confidential information in such manner that may breach any confidentiality or other obligation I owe to any former employer or other third party, without their prior written consent.

I warrant that I have the full right to assign the Employee Created IP and the associated rights, titles

and interests and that I have not made, and will not make, any agreement in conflict with this paragraph or Section 2 above.

5. General

5.1 The terms of this Undertaking shall be interpreted in such a way as to give them maximum enforceability at law. The unenforceability of any term (or part thereof) shall not affect the enforceability of any other part of this Undertaking.

5.2 My undertakings hereunder are in addition to, and do not derogate from, any obligation to which I may be subject under applicable law or any Company policy or agreement.

Richard M. Oppedijano
Signature

October 18, 2013
Date

Company
By:
Title:

10/30/13
Date